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                     [THIS AGREEMENT HAS BEEN TERMINATED.]

                                                                   Exhibit 10.14

                              Consulting Agreement

Scope of work

To provide financial or production related expertise on an as-needed basis either electronically, by telephone or on-site as mutually agreed upon between
J. Mervyn Nabors and Eric J. McCracken on any and all matters as Nabors and McCracken see fit.

Time commitment:

Maximum of 100 hours per twelve-month period from effective date of agreement

Fees and expenses:

     By phone or electronically: $200.00 per hour with availability during normal business hours plus long-distance telephone charge reimbursement On site: $300.00 per hour during normal business hours plus reasonable travel and lodging
     Retainer: $10,000.00 retainer will be required to bind this agreement

Billing:

Consulting time and expenses will be billed on a monthly basis to the attention of J. Mervyn Nabors, and will carry net 15-day payment terms from invoice date

Acceptance:

By:


/s/ ERIC J. MCCRACKEN/              11/21/02
----------------------------
Eric J. McCracken                     Date
Consultant


/s/ J. MERVYN NABORS/               11/21/02
----------------------------
J. Mervyn Nabors                      Date
Chairman, CEO
Aerosonic Corporation